Exhibit 10.45

Portions of this exhibit have been omitted because the information is both not material and is the type that the Company treats as private or confidential. The omissions have been indicated by bracketed asterisks (“[***]”).

Contract Number T212206

by and between

The City University of New York

and

Applied DNA Clinical Labs, LLC

This is a services contract (“Contract” or “Agreement”) by and between The City University of New York, located at 205 East 42nd Street, New York, New York 10017 (“College” or “University” or “Client”), and Applied DNA Clinical Labs, LLC, located at 25 Health Sciences Drive, Suite 120, Stony Brook, New York 11790 (“Contractor” or “Company”). In consideration of the mutual covenants and agreements herein made, the parties hereby agree as follows:

1.This Contract is entered into following the issuance of University’s Request for Proposal, UCO 832 released June 22, 2021 (“RFP”) and evaluation of proposals received in response to the RFP. This Contract incorporates herein the RFP, including all attachments and exhibits attached thereto and all addenda to the RFP issued by the University, and the Contractor’s Proposal in response to the RFP.

2.The University engages Contractor to provide for a period of one (1) year from July 21, 2021 through July 20, 2022 (“Term”) the COVID-19 Testing and Related Services described in the scope of work under the terms and conditions set forth herein.

3.The amount payable under this Contract during the Term shall not exceed [***] dollars ([***]), and the University shall not be required to pay to Contractor under this Contract any sums in excess of such amount unless such amount has been increased by an amendment to this Contract signed by both parties.

Unit pricing under this Contract (the “Unit Prices”) are set forth in the table below:

Weekly Tests Scenarios
Type of Test	**25,000 20% testing	**40,000 30% testing	**65,000 50% testing
*Unit price per PCR Test: Administered by Contractor	[***]	[***]	[***]
*Unit price per PCR Test: Self-Administered under supervision of Contractor	[***]	[***]	[***]
*Unit price per PCR Drop Off Test	[***]	[***]	[***]

* Unit price includes all costs associated, as applicable, for conducting/administering, collecting, sending sample to laboratory, retrieving results and uploading/sharing results with and with the tested individual and any other related costs in providing the services in accordance with the scope herein. Contractor will not charge, and University will not pay any charges or costs that are additional to the prices included in the unit prices as set forth above.

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** These numbers are estimates and do not in any way represent a guaranteed testing volume or a commitment from Client. Client will pay only for actual tests administered, self-administered, and used.

4.The following documents constitute the Contract (collectively “Contract Documents”), listed in order of precedence in the event of a conflict between or among the Contract Documents: NYS Appendix A, these signature pages and the contract terms and conditions attached, the RFP including addenda issued, and the Contractor’s Proposal.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Contract as of the last day signed below.

Applied DNA Clinical Labs, LLC
	EIN:	[***]
Instruction to Contractor:

Sign in the presence of a notary; have Certificate of Acknowledgment (next page) completed and signed.	By:	/s/ James A. Hayward
(signature of authorized representative)

		Name:	James A. Hayward
(print name of authorized representative)

		Title:	President and CEO
(print title of authorized representative)

AGENCY APPROVALS –Contract Number: C212206–Covid-19 Testing and Related Services

In addition to the acceptance of this Contract, the University certifies that original copies of this signature page will be attached to all exact copies of this Contract.

Contract Preparer’s Name and Signature:

Approved as to Form		THE CITY UNIVERSITY OF NEW YORK

	/s/ Marina Ho/RHo	By:	/s/ Derek Davis
	Office of the General Counsel The City University of New York		Derek Davis, General Counsel and Senior Vice Chancellor of Legal Affairs Its Duly Authorized Officer
Date:	8/2/2021
		Date:	August 3, 2021

Approved as to Form NEW YORK STATE ATTORNEY GENERAL N/A	Approved NEW YORK STATE COMPTROLLER N/A

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CERTIFICATE OF ACKNOWLEDGMENT OF THE CONTRACTOR – INDIVIDUAL,
CORPORATION, PARTNERSHIP, or LIMITED LIABILITY COMPANY:
STATE OF[***]               )

                                 ) ss:

COUNTY OF[***]          )

On the [***] day of [***] in the year 2021, before me, the undersigned, [***], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument; and further that.

[Mark an X in the appropriate box and complete the accompanying statement.]

o	(If an individual): he executed the foregoing instrument in his/her name and on his/her own behalf.
o	(If a corporation): he is the of , the corporation described in said instrument; that, by authority of the Board of Directors of said corporation, he is authorized to execute the foregoing instrument on behalf of the corporation for purposes set forth therein; and that, pursuant to that authority, he executed the foregoing instrument in the name of and on behalf of said corporation as the act and deed of said corporation.
o	(If a partnership): he is the of , the partnership described in said instrument; that, by the terms of said partnership, he is authorized to execute the foregoing instrument on behalf of the partnership for purposes set forth therein; and that, pursuant to that authority, he executed the foregoing instrument in the name of and on behalf of said partnership as the act and deed of said partnership.
o	(If a limited liability company): he is a duly authorized member of [***]

LLC, the limited liability company described in said instrument; that he is authorized to execute the foregoing instrument on behalf of the limited liability company for purposes set forth therein; and that, pursuant to that authority, he executed the foregoing instrument in the name of and on behalf of said limited liability company as the act and deed of said limited liability company.

Notary Stamp

[***]	[***]
Notary Public or Commissioner of Deeds	Registration No.

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Contract Terms and Conditions

Contractor shall provide to The City University of New York (“University” ) the labor, materials, and equipment to provide the Work as set forth in the COVID Testing Services, in accordance with these contract terms and conditions, New York State Appendix A (October 2019), and the University’s Purchase Order terms and conditions.

Contractor shall provide all labor (“Services”), materials, including personal protective equipment and collection supplies (items that Contractor supplies to College and are used in the provision of Services shall be referred to as “Materials”), and tools and equipment (items that belong to Contractor that Contractor uses to perform the Services shall be referred to as “Equipment”). The Services, Equipment, and Materials shall be referred to collectively as “Work.” Contractor shall provide the Work in locations to be identified by the College (“Sites”) as set forth herein.

All terms used herein but not defined herein shall have the meaning set forth elsewhere in this document.

Section 1 - Contractor Requirements

1.1	During any absence of Contractor’s Representative, Contractor shall designate an alternate Contractor’s Representative under the same terms and conditions.

1.2

Contractor only shall assign competent personnel who are qualified to provide the Services. If Contractor’s Representative is notified in writing that, in the reasonable opinion of College, any worker, employee, or agent of Contractor or its subcontractors is incompetent or otherwise unacceptable, then Contractor shall promptly replace such worker, employee, agent, or subcontractor and shall not assign such person or entity to this Contract again.

1.3

None of the provisions of this Contract are intended to create and none shall be deemed or construed to create, any relationship between the parties other than that of independent entities contracting solely for the purposes set forth herein. This Contract is not intended, and shall not be construed, to create a venture, partnership, association; trustee-beneficiary relationship, principal-agent relationship, or fiduciary relationship, between the parties.

1.4

Contractor shall not employ or use any labor, materials, or means whose employment or use during the course of this Contract may or in any way cause or result in strikes, work stoppages, delays, suspension of work, or similar actions by: (1) employees or agents of College; or (2) any of the trades working in or about the buildings and premises where Work is being performed; or (3) College or its subcontractors pursuant to other agreements or contracts, on or at the University, College, or any other building or premises owned or operated by the City or the State, and/or their respective agencies, departments, boards, or authorities. Any violation by Contractor of this requirement may be considered proper and sufficient cause for declaring Contractor to be in default under this Contract, and for the University, the City, or the State or any or all of them to take such action against it or any such other action as it or they may deem proper.

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1.5

Contractor shall have and maintain in good standing, all required licenses, permits, certificates, and the like. Contractor shall deliver copies of all such documents to the College Representative before commencement of the Services and upon request from College.

1.6

Contractor shall execute all Work in strict conformance with all applicable statutes and regulations concerning the administration of the Services, including those concerning the qualifications of any worker, employee, or agent of Contractor and its subcontractors. Contractor will ensure that every worker, employee, or agent of Contractor and of its subcontractors (collectively, “Contractor’s Personnel”) is competent, qualified, and skilled to perform the services for which they are responsible. Contractor will not knowingly permit any Contractor’s Personnel to perform the Services who does not possess the requisite qualifications to perform such Services, or who has any record of failure to properly perform the Services in accordance with applicable standards or guidelines or any similar situation that may reasonably suggests the Contractor’s Personnel is incapable of performing the Services.  Prior to assigning Contractor’s Personnel to perform the Services, Contractor must conduct a thorough check of the Contractor’s Personnel to ensure said Contractor’s Personnel’s qualifications and satisfactory performance history. Contractor also must conduct similar periodic assessments of the Consultant’s Personnel during the Term of this Contract. Contractor shall ensure that all contracts with subcontractors impose these obligations on the subcontractors, and Contractor shall monitor its subcontractors’ compliance with such obligations.

1.7

Contractor acknowledges and agrees that no change in or modification to or discharge of this Contract, in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by an authorized representative of the party to be charged therewith.

1.8

Contractor shall maintain all records and reports required by Contract, by Law, by best practices, and by industry standards. Immediately upon request from College, Contractor shall provide access to all such records and reports for College review.

1.9

Contractor acknowledges and agrees that in work of this character, it is impossible either to show all details in advance or to forecast all exigencies precisely. The Contract is to be taken, therefore, as indicating the anticipated amount of work and its nature.

1.10

Contractor shall at all times and in all respects follow best practices and highest industry standards that are applicable to its work. Where no specific requirements are given, Contractor shall conform the Work to the latest applicable standards and provide and install materials that conform to the standards of nationally recognized associations that sponsor the particular type of work involved.

1.11

The language of the Contract is directed at Contractor unless specifically stated otherwise. The Contract language and attachments are complementary, and what is called for by one shall be as binding as if called for by all. In the event of conflicting provisions, Contractor is obligated to seek clarification from College as soon as Contractor becomes aware of any conflicting provisions; in general, however, Contractor is obligated to provide the most expensive option, and the more specific provision will take precedence over the less

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specific; the more stringent will take precedence over the less stringent; and the more expensive item will take precedence over the less expensive item.

1.12

Contractor shall comply with all applicable laws, regulations, rules, orders--including executive orders, requirements, and the like of federal, state, and local governments, courts, governmental authorities, legislative bodies, boards, agencies, commissions, and the like (“Law(s)”) with respect to this Contract. If there is a conflict between or among any laws and specific requirements of this Contract, then Contractor shall comply with the most stringent Law in each instance.

1.13

By noting any specific Laws with particularity in this Contract or in any other prior or future communication, Contractor is not relieved of any obligation to comply with all Laws, and the University does not waive any rights it may have with respect to such compliance.

1.14

Contractor will protect the confidentiality and information of all students, employees, visitors, and guests tested by Contractor, tested by a party other than Contractor, and relating to vaccination status in connection with the Work. Records generated by Contractor shall be the property of the University. Contractor shall not release any records other than testing results to the University and individual testing participants as required under the Services. Contractor shall treat all records as confidential and treat all records so as to comply with all federal and New York State laws and regulations regarding the confidentiality of patient records. The foregoing shall not restrict Contractor from submitting COVID-19 testing records or results to New York State or federal agencies in compliance with applicable Laws.

1.15

The Services will require Contractor to have access to certain personally identifiable information regarding the University’s students.  The University hereby appoints Contractor as its agent for the sole purpose of assuming duties in connection with the processing of student records relating to the Services that would otherwise be provided by the University.  As an agent of the University, Contractor is subject to and shall comply with the Family Educational Rights and Privacy Act (FERPA) (20 U.S.C. § 1232g; 34 CFR Part 99) (“FERPA”) and its prohibitions against disclosure of personally identifiable information regarding students to third parties, except where permitted by the regulations of the United States Department of Education. Contractor shall not disclose personally identifiable information or other information which under FERPA would be deemed a part of the University’s student’s education record, as such education record is defined under 20 U.S.C. § 1232g(a)(4)(A)(i), (ii), except as is consented to in writing by such student or is otherwise permitted or required by law or regulation. The foregoing shall not restrict Contractor from submitting COVID-19 testing related personally identifiable information to New York State or federal agencies in compliance with applicable Laws.

1.16

HIPAA Compliance. Contractor shall comply with applicable provisions of the Administrative Simplification Section of the Health Insurance Portability and Accountability Act of 1996 as codified at 42 U.S.C. § 1320d through d-8 (“HIPAA”), and the requirements of any regulations promulgated thereunder including, without limitation, the federal privacy regulation as contained in 45 C.F.R. part 164 (the “Federal Privacy

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Regulations”), the federal security standards as contained in 45 C.F.R. Part 142 (the “Federal Security Regulation”), and Subtitle D of the Health Information Technology for Economic and Clinical Health Act (“HITECH”). Contractor shall not use or further disclose any protected health information, as defined in 45 CFR 164.504, or individually identifiable health information, as defined in 42 U.S.C. § 1320d (collectively the “Protected Health Information”), concerning a patient other than as permitted by this Contract and the requirements of HIPAA or regulations promulgated under HIPAA including, without limitation, the Federal Privacy Regulations, the Federal Security Regulations, and HITECH. The foregoing shall not restrict Contractor from submitting COVID-19 testing related individually identifiable health information to New York State or federal agencies in compliance with applicable Laws.

1.17

Contractor shall assist the University in its compliance with any federal, state, and municipal health and safety laws, including, but not limited to HIPAA and FERPA regulatory requirements, to the extent applicable.

1.18

Contractor shall ensure that its personnel, staff, and subcontractors practice all CDC-recommended, NYS-recommended, NYC-recommended, and University-recommended social distancing/physical distancing, facial covering, and proper hygiene practices so as to minimize COVID-19 transmission risk.

Section 2 – Work Rules

2.1	Contractor shall provide Services at the Sites only as required by the University.

2.2

Contractor shall require its employees and its subcontractors’ employees to contact and check in with the College’s Public Safety Office and College Representative at the start of each day when they arrive on College’s premises whenever they are scheduled to be at a Site.

2.3

Contractor’s employees shall wear and display prominently on their persons identification cards that include the individual’s photograph and Contractor’s name and the individual’s first and last names in clear, easily legible type at all times while on College or University property.

2.4	Contractor shall ensure that its employees and agents follow all University and College rules and regulations.

2.5	Contractor shall contact the College Representative or its designee to arrange for access to the Site, delivery of Materials or Equipment, and use of College facilities and equipment.

2.6	Contractor shall request and obtain approval from College at least seventy-two (72) hours in advance for use of freight elevators or the receiving platform.

2.7

Contractor shall supply all Services and Equipment necessary to provide delivery of all Materials to the Site. Contractor shall deliver all Materials to the Site at the time needed. Contractor shall be responsible for all Materials or Equipment left at the Site or anywhere

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on University/College’s premises. Contractor acknowledges and agrees that College will not provide any staging or storage areas on College’s campus unless Contractor obtains prior written approval from the University/College in advance for same.

2.8

Contractor shall coordinate its Work in and around the Site(s) and with any other contractors or suppliers that may be providing services in the vicinity so as to prevent duplication of effort, disruption of College’s schedule, and any damage. Contractor shall protect from damage all property at College while delivering Materials and while performing the Work.

2.9	Contractor shall execute and complete all Work to the full satisfaction and approval of College.

2.10

Contractor shall remove from College’s premises and properly label, package, and dispose of all debris caused or created by the Work, including all medical waste, at Contractor’s expense on a daily basis.

2.11	Contractor shall ensure that the Sites are left in a first-class condition, broom clean, and ready for use by the University/College each time a shift is completed.

Section 3 – Assignment Prohibited

3.1Contractor shall not assign or transfer this Agreement, or any of the rights, obligations or remedies of Contractor hereunder, without the prior written consent of the University in each instance. Any purported assignment or transfer in violation of this Article will be void. Contractor acknowledges and agrees that no assignment shall be effective unless and until Contractor, upon receiving any necessary University’s written consent (and unless it was theretofore delivered to the University) causes a duly executed copy of the assignment to be delivered to the University within ten (10) days after execution thereof. Any such assignment of this Agreement shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Agreement to be performed by Contractor.

Section 4 – Guarantees and Accreditation

4.1	Contractor shall guarantee that all Services and Work have been executed as required herein.

4.2

Contractor certifies that it and its employees and its subcontractors’ employees have the background, training, experience, and necessary licenses and certifications to perform properly the services to be delivered under this Contract and that all such licenses and certifications will be kept current and in good standing. Contractor acknowledges that the University, in entering into this Contract, reasonably expects Contractor to be aware of and that it will comply with all applicable safety standards and necessary safety procedures and practices to be able to perform the services to be delivered under this Contract without injury to the University, the University’s constituents, including its students and employees, and any third parties.

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4.3

Contractor’s COVID-19 testing facility is and shall remain duly licensed under applicable law. Contractor shall provide documentation of such credentials to the University upon request. Contractor’s laboratory and any laboratory that Contractor uses, shall comply with applicable standards under the Clinical Laboratory Improvement Amendments of 1988, the College of American Pathologists, and the New York State Clinical Laboratory Evaluation Program.

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Section 5 – Termination

5.1The University may terminate the Contract for cause at any time if:

a.	Contractor does not provide any of the information or documents as required under the terms of this Contract; or

b.	Contractor misstates, conceals, or fails to disclose any material information in this Contract, or in any written statement or oral examination or hearing, in connection with this Contract; or

c.	Contractor fails to advise University within five (5) Business Days if there is any change in the facts or information provided by Contractor after the date Contractor signs this Contract; or

d.	the University determines that Contractor has violated any Law(s) or University regulations; or that College is not responsible as “responsible” is defined in the New York State Finance Law; or

e.	the University finds that the certification filed by Contractor in accordance with New York State Finance Law §139-k was intentionally false or intentionally incomplete; or

f.	on thirty (30) days’ written notice to Contractor, for any reason or no reason.

Upon such finding, the University may exercise its termination right by providing written notification to Contractor in accordance with the written notification terms of the Contract.

5.2

The University may terminate the Contract for its convenience, without cause, by providing Contractor with at least thirty (30) days’ prior written notice. Such right to terminate shall apply to all or a portion of the Work of the Contract. If the Contract is terminated by University under this Section 5.2 or Section 5.1(f), above, University shall pay Contractor for all Work actually performed through the effective termination date of the Contract.

5.3

Upon the termination of this Contract, neither party shall have any further obligation hereunder with respect to such matters, except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises or covenants contained herein that are expressly made to extend beyond the term of this Contract.

Section 6 – Payment

6.1	Contractor shall submit invoices to the College’s Accounts Payable Department at a time interval and in a format approved by College.

6.2	Contractor shall provide sufficient and appropriate documentation with invoices. College reserves the right to request additional information at any time.

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6.3	Contractor shall not submit invoices to College to be paid for any Goods or Services until it has received Acceptance from College.

6.4	College will pay Contractor the Unit Prices set forth in the Contract.

Section 7 - Responsibility for Injuries to Persons or Property

7.1	The term Indemnified Parties, whenever, referred to in this Contract shall consist of the following parties including their officers, employees and agents:

a.     The City University of New York (“CUNY”);

b.     the College, a constituent entity of CUNY (“College”);

c.     The State of New York;

d.     The City of New York; and

e.     The Dormitory Authority of the State of New York (“DASNY”).

7.2

Contractor shall indemnify and save harmless the Indemnified Parties to the fullest extent permitted by law, from loss and liability upon any and all claims and expenses, including, but not limited to, attorneys’ fees, on account of such injuries to persons occurring on account of, or in connection with, the performance of the Work or such damage to property occurring on account of, or in connection with, the performance of the Work, excepting bodily injuries and property damage to the extent caused by the sole negligence of College or CUNY.

7.3

The term “loss and liability,” as used herein, shall be deemed to include, but not be limited to, liability for the payment of workers’ compensation benefits under the Workers’ Compensation Law of the State of New York and/or similar statutes.

7.4

CUNY has hired Contractor, and is relying upon Contractor for its ability, capabilities, and expertise in performing the Work. The approval of College or CUNY of the methods of doing the Work or the failure of College or CUNY to call attention to improper or inadequate methods or to require a change in methods or to direct Contractor to take any particular precautions or to refrain from doing any particular thing shall not excuse Contractor in case of any such injury to person or damage to property.

7.5	n/a

7.6	n/a

7.7	Contractor’s Responsibilities

7.7.1

Contractor shall be responsible for (1) all injuries (including death) to persons, including, but not limited to, employees of Contractor and Subcontractors and Indemnified Parties and (2) damage to property, including, but not limited to, property of the Indemnified Parties, Contractor or its subcontractors. The liability hereunder shall be limited to such injuries or damage occurring on account of, or in connection with, the performance of the Work, whether or not the occurrence giving rise to such damage happens at the Site or

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whether or not sustained by persons or to property while at the Site, but shall exclude injuries to such persons or damage to such property to the extent such was caused by the negligence of College or CUNY.

7.7.2	Contractor’s liability hereunder includes any injury (including death) or damage to property related to the performance of, including the failure to perform, any Work.

7.7.3

Contractor expressly acknowledges that it has reviewed the Contract Documents and if the work is to be considered to be complete without fault or negligence on the part of Contractor, then it will be necessary that the Work will not cause any damage to the foundations, walls or other parts of adjacent, abutting or overhead buildings, above or underground utility pipes, conduits and cables, and/or other similar structures.

Section 8 – Notices, Contact Persons

8.1

Unless the applicable provisions of this Agreement expressly provide that notices may be given telephonically and/or via email, all notices, demands, requests, submissions or other communications which are required to be given by one party to the other party under this Agreement (herein referred to collectively as “notices”) must be in writing and must be sent either by certified mail, return receipt requested, or by hand delivery or electronically (tagged for “High Importance” or otherwise noted as such in the caption, with Request for Delivery Receipt) at the receiving party(ies)’ addresses set forth below, excluding default notices, termination and cancellation notices, and notices of change of address. Any default notices, termination or cancellation notices may only be sent electronically (tagged for “High Importance” or otherwise noted as such in the caption, with Request for Delivery Receipt), if simultaneously such notice is also sent by certified mail, return receipt requested, or hand-delivered at the receiving party’s addresses set forth below in order to be effective.

To Contractor:	Applied DNA Clinical Labs, LLC
25 Health Sciences Drive
Stony Brook, New York 11790
Attention: Judy Murrah, COO
Phone: 631-240-8800
Email: judy.murrah@adnas.com

To CUNY:	The City University of New York

Phone:
Email address:
and to:
The City University of New York
205 East 42nd Street
New York, New York 10017
Attention: General Counsel

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Phone: (646) 664-9200
Email address: ogc@cuny.edu

Either party may change its addresses (including its electronic mail addresses) as set forth herein by notice to the other in the manner provided for herein. Notice will be deemed given and received as of five (5) days after the date of mailing in the case of certified mail or when personally delivered or when receipt is rejected in the case of hand delivery or on the date of transmittal in the case of electronic mail (tagged for “High Importance” or otherwise noted as such in the caption, with electronic Request for Delivery Receipt or other confirmation of receipt).

8.2

The University will provide a contact list for each Site, as applicable for routine administrative and day-to-day maintenance and repair matters, as well as COVID-19 communications and security matters. The above shall not be in lieu of any formal notice required or desired to be given under this Agreement, which notice shall be given in accordance with Section 8.1.

Section 9 – Insurance

9.1

Except as otherwise provided herein, Contractor shall procure, at its sole cost and expense, and shall maintain in force at all times during this Contract until delivery of the completed project, policies of insurance set forth below, written by companies with an A.M. Best Company rating of A-7 or better, as approved by CUNY. Contractor shall deliver to College certificates of insurance as evidence of such policies at least (10) ten days prior to commencement of Services at the Site and such certificates shall indicate that the insurance shall not be diminished or canceled without at least 30 days prior written notice to the University. The coverage afforded under the policies shall apply on a primary and not on an excess or contributing basis with any policies which may be available to the University. Except as otherwise provided, policies written on a “claims-made” basis are not acceptable. At least (2) two weeks prior to the expiration of the policies, Contractor shall provide evidence of renewal or replacement policies of insurance, with terms and limits no less favorable than expiring policies to CUNY. Contractor shall be responsible for all claim expense and loss payments within the deductible or self-insured retention. All required policies must include a waiver of subrogation in favor of all the Indemnified Parties set forth in Section 7.1. These requirements apply to any subcontractors or agents that Provider uses in the performance of the work and services provided hereunder and it is Provider’s responsibility to assure that subcontractors and agents comply with such requirements.

9.2

Commercial General Liability insurance policy (I.S.O. Form CG 00 01 11 96 or equivalent approved by CUNY) in the Contractor’s name with limits of liability of $1,000,000 each occurrence and $2,000,000 aggregate basis for injuries to persons (including death) and damage to property. If the policy is subject to an aggregate limit the aggregate limit must apply on a per location or per project basis and if such aggregate is likely to be exceeded, then Contractor shall be required to provide replacement insurance.

Such policies shall include:

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◾	Contractual coverage for liability assumed by the Contractor;
◾	Independent Contractors Coverage; and
◾	Additional Insured Endorsement (latest I.S.O. Form CG 20 10 or equivalent approved by CUNY) naming all the Indemnified Parties set forth in Section 7.1 of this Attachment as additional insureds on a primary and non-contributory basis.

9.3

Business Automobile Liability Insurance Policy (I.S.O. Form CA 00 01 07 97 or equivalent approved by CUNY) in the Contractor’s name with limits of liability in the amount of $1,000,000 each accident for claims for bodily injuries (including death) to persons and for damage to property arising out of the ownership, maintenance or use of any owned, hired or non-owned motor vehicle. If the policy is subject to an aggregate limit, replacement insurance will be required if it is likely such aggregate will be exceeded.

9.4

Contractor, at its sole cost and expense, shall maintain malpractice liability insurance covering the acts and omissions (on an occurrence basis) of Contractor with respect to the provision of the Services hereunder. Coverage will be no less than $2 million per occurrence and $5 million in the annual aggregate. Prior to providing any Services hereunder, Contractor shall provide the University with one or more certificates evidencing such coverage. Contractor shall provide the University with certificates evidencing any renewals or replacements thereof.

9.5	Workers’ Compensation Insurance (including Employer’s Liability Insurance with limits of not less than $2,000,000) meeting the statutory limits of New York State.

9.6	Any additional insurance policies necessary to obtain required permits or otherwise comply with applicable law, ordinances, or regulations regarding the performance of the Work.

9.7	Riders to Policies

The following riders shall be made part of the insurance policies described in this Section:

1.

Notice of accident shall be given to the Insurer as soon as practicable but no later than one hundred twenty (120) days after notice to CUNY and the DDCM Chief of Contracts and College Representative of such accident.

2.	The presence of representatives of CUNY or College on the Site shall not invalidate this policy.

3.	Violation of any of the terms of any other policy issued by the Insurer to the Design Consultant or any subconsultant shall not invalidate this policy.

9.8

Contractor shall supply Certificates of Insurance as evidence of coverage for the policies required by this Contract. If requested by CUNY, Contractor shall deliver to CUNY within ten (10) days of the notice of award of the contract, a copy of such policies. The Certificate of Insurance submitted must: (1) be provided on a Certificate of Insurance Form; (2) be signed by an authorized representative of the insurance carrier or producer; (3) disclose any deductible, self-insured retention, aggregate limit or any exclusions to the policy that materially change the coverage; (4) indicate the Additional Insureds and Named Insureds

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required herein; (5) reference the Contract by number and title on the face of the certificate; and (6) expressly reference the inclusion of all required endorsements.

9.9

If, at any time during the period of this Contract, insurance as required is not in effect, or proof thereof is not provided to CUNY, CUNY shall have the option to: (i) direct Contractor to suspend work at no additional cost or extension of time due on account thereof; or (ii) treat such failure as an event of default.

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Section 10 - Liabilities

10.1

Any claim made by Contractor arising out of any act or omission by any officer, agent, or employee of CUNY or College in the execution or performance of this Contract shall be made against CUNY and not against the officer, agent, or employee.

10.2

Contractor shall require each subcontract professional or subconsultant to agree in its contract not to make any claim against CUNY, or their respective officers, agents or employees, by reason of such contract, or any acts or omissions of CUNY, Contractor, or their respective officers, agents, or employees.

10.3

Nothing in this Contract shall be construed to give any person, including any subcontractors or suppliers, other than CUNY and Contractor any legal or equitable right, remedy or claim under this Contract. The Contract shall be held to be for the sole and exclusive benefit of CUNY and Contractor.

Section 11 – Miscellaneous

11.1

The parties acknowledge and agree that due to the coronavirus COVID-19 pandemic, all Contract terms and conditions are subject to change and Contractor shall use all reasonable efforts to cooperate with the College and to complete the Work timely.

11.2	Advertisements, Promotion, Marketing

11.2.1 Contractor shall not use any name, logo, trademark or picture of the University of the College in any advertisement or in any other written or oral communication without the University’s prior written consent, except that Contractor may provide the name and address of the College Campus as the location for the use permitted under this Agreement. The foregoing notwithstanding, the University acknowledges that Contractor may have to make certain public disclosures and public filings relating to the Contract that contain the University’s name to comply with U.S. Securities and Exchange Commission rules and regulations and other applicable securities Laws.

11.2.2 Contractor shall not post, exhibit, or allow to be posted or exhibited any signs, advertisements, show bills, lithographs, posters, cards or flyers of any description on any part of the Premises, or at any other location on the College Campus, without prior written approval of the University. Notwithstanding the foregoing, Contractor may erect temporary signage at the Premises (and subject to the discretion of the Colleges elsewhere on the College Campuses) containing its logo and signage to identify the COVID-19 testing site and remind invitees of social distancing and other requirements. Contractor and each College shall work cooperatively with respect to the size, content, type, methods of attachment and locations in which such signage may be placed, and such signage shall constitute COVID-19 Related Improvements for purposes of this Agreement.

11.3	All Services and Work provided by Contractor shall be in compliance with applicable laws, including those laws prohibiting discrimination on any basis.

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11.4	The invalidity or unenforceability of any provision of this Contract shall in no way affect the validity or enforceability of any other provision of this Contract.

11.5

This Contract, including schedules, attachments, and appendices, is intended to by the parties as a final expression of their contractual agreement and as a complete statement of the terms thereof and shall supersede all previous understandings and agreements, whether written or oral.

11.6

No course of dealing between Contractor and the University and no delay by a party in exercising its rights under this Contract shall operate as a waiver of any of the rights of such party hereunder, and no express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and only for the time and in the manner specifically stated in such waiver.

11.7	Except as expressly set forth herein, this Contract may not be modified except in a writing duly executed by the parties.

Section 12 – Subcontracting

12.1

Contractor may subcontract to the vendors it has identified in its Proposal for the responsibilities and obligations identified in its Proposal. Any changes to subcontractors or to the responsibilities and obligations identified in its Proposal are subject to review and approval by the University; approval by the University will be exercised in its sole discretion.

12.2

Contractor’s use of subcontractors shall not diminish Contractor’s obligations to complete the Work in accordance with the Contract. Contractor shall control and coordinate the Work of its subcontractors. Contractor shall inform its subcontractors and suppliers of all the terms, conditions, and requirements of the Contract and require subcontractors and suppliers to comply with same. There shall be no relationship between the University and any of Contractor’s subcontractors or suppliers.

Section 13 – Contractor’s Representative, Response Time

13.1

Contractor shall designate a competent employee to be responsible for the Work, to coordinate all of the Services to be rendered, and to represent Contractor with authority to act for Contractor (“Contractor’s Representative”); Contractor’s Representative shall respond to College and act as the liaison between the College and Contractor for purposes of administration of the Contract and shall have full decision-making authority on behalf of Contractor and the authority to obligate Contractor. Contractor’s Representative shall be subject to the approval of the University and shall not be changed during the Term without prior written permission of the University.

13.2

Contractor shall identify its Contractor’s Representative and provide Contractor’s Representative’s name and contact telephone number(s) within three (3) days of notice to proceed. Contractor shall also provide a telephone number where Contractor’s Representative can be reached in the event of an emergency.

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13.3	During the Term, Contractor’s Representative shall respond to calls from the College and the University via phone within two hours.

13.4

Contractor’s Representative shall be available to respond to College’s calls on a 24/7, 365 days-per-year basis via phone; Contractor acknowledges and agrees that a telephone answering service does not meet this requirement.

13.5	During any absence of Contractor’s Representative, Contractor shall designate an alternate Contractor’s Representative under the same terms and conditions.

13.6

Contractor shall ensure that College shall have access at all times to an individual with full authority to make decisions on behalf of Contractor. Nothing in this section shall be deemed to preclude College or University from discussing any matters relating to the Contract with any other member of Contractor’s organization.

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